EXHIBIT 99.2 Promissory Note

                                 PROMISSORY NOTE



$100,000                                                       May 8, 2002
Las Vegas, Nevada

         FOR VALUE RECEIVED, Midwest Merger Management, LLC, a Kentucky limited liability company ("Borrower"), hereby covenants and promises to pay to Kamyar Beihagi, Donald Miner, Michael Kelly, Lloyd and Joanne McEwan, Antonio Santos and Pangea Pacific, LLC (collectively the "Holder"), One Hundred Thousand Dollars ($100,000.00), together with interest at the rate of five (5) percent per annum, in lawful money of the United States of America, payable in two payments; the first payment of Twenty-Five Thousand Dollars ($25,000) shall be due and payable on November 8, 2002; the balance of Eighty Thousand Dollars ($80,000) shall be due and payable on May 7, 2003.

         Borrower shall have the right to prepay, without penalty, all or any part of the unpaid balance of this Note at any time on ten (10) days prior written notice. Borrower shall not be entitled to re-borrow any prepaid amounts of the principal, interest or other costs or charges. Borrower is duly authorized to enter into this Note. This Note may not be assigned without Holder's written permission.

         Further, it is agreed that if this Note is not paid when due or declared due hereunder, the principal and accrued interest thereon shall draw interest at the rate of fifteen (15) percent per annum, and that failure to make any payment of principal or interest when due or any default under any encumbrance or agreement securing this Note shall cause the whole note to become due at once, or the interest to be counted as principal, at the option of the holder of the Note.

         The makers and all endorsers, guarantors, sureties, accommodation parties hereof and all other persons liable or to become liable for all or any part of this indebtedness, hereof severally and jointly waive presentment for payment, protect diligence, notice of nonpayment and of protest, and agreement to any extension of time of payment and partial payments before, at or after maturity. The makers, endorsers, guarantors, sureties, accommodation parties hereof, and all other persons liable or to become liable on this Note agree jointly and severally, to pay all costs of collection, including reasonable attorneys' fees and all costs of suit, in case the unpaid principal sum of this Note or any payment of interest or principal and interest thereon or any premium is not paid when due, or in case it becomes necessary to protect the security for the indebtedness evidenced hereby, or for the foreclosure by the Holder of any collateral, or in the event the holder is made a party to any litigation because of the existence of the indebtedness evidenced by this Note or because of the existence of any security instrument pledged as security for the payment of this Note, whether suit be brought or not, and whether through courts of original jurisdiction, as well as appellate or bankruptcy courts or other legal proceedings.


         Borrower and Holder acknowledge that the Note is enforceable, valid and binding upon the parties hereto. If for any reason, any court authority or governmental entity declares this Note invalid, unlawful or against public policy, then, the parties hereto acknowledge that neither the obligation of the Borrower to repay the Note, nor any of the covenants, obligations or representations of the parties contained within the Stock Purchase Agreement dated April 19, 2002 between the parties, shall be affected by such declaration.



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         This Agreement may only be amended, canceled or discharged, except upon satisfaction by the Borrower of the obligations herein, in a writing signed by parties herein. This Agreement shall be binding upon and inure to the benefit of
(a) the heirs, executors and legal representatives of Holder upon Holder's death and (b) any successor of the Borrower. Any such successor of the Borrower shall be deemed substituted for the Borrower under the terms of this Note for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Borrower.

         This Agreement shall be construed and interpreted in accordance with the laws of the State of New York without reference to conflict of laws principle. Any action commenced by a party herein shall be venued in the appropriate court of competent jurisdiction located in the County of New York, State of New York.

Dated:   Las Vegas, Nevada
         May 8, 2002
                                                MIDWEST MERGER MANAGEMENT, LLC


                                                By:_______________________
                                                       Michele Brown
                                                       Secretary